UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2013.

MERRIMAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15831	11-2936371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

250 Montgomery St., 16th Floor San Francisco, CA 94104

( Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

600 California Street, 9th Floor,
San Francisco, California 94108

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 30, 2013, Merriman Holdings, Inc. held its annual meeting of stockholders.  Proxies were solicited from stockholders and several matters were voted on at the meeting. A quorum was established for the meeting, with holders of 81,210,841 shares present in person or by proxy out of a total of 115,590,255, or 70.25%, of shares outstanding and entitled to vote on the record date. Our largest stockholder and Co-Chairman, Ronald L. Chez is party to a Voting Agreement with the Company dated March 28, 2013 which provides that Mr. Chez will vote all of his shares of common stock of the Company, including stock held in his IRA, in excess of 24.99% of the total outstanding shares of Company common stock in the same proportion as all shares of common stock not held by Mr. Chez. This has the effect of limiting Mr. Chez’ voting control to 24.99%. The Voting Agreement was filed with the Company’s Current Report on Form 8-K dated March 28, 2013. Vote totals are given below both before and after giving effect to the Voting Agreement. The vote total giving effect to the Voting Agreement is the binding vote.

Proposal 1.          Election of Directors

At the meeting, stockholders elected seven directors.  Final voting results for each director, before giving effect to the Voting Agreement described above, are below.

Proposal 1 Directors Before Giving Effect to Voting Agreement

Director Candidate	Votes For	Votes Withheld	Broker Non-Votes

D. Jonathan Merriman	77,831,465	42,829	3,336,547

Ronald L. Chez	77,792,465	81,829	3,336,547

Dennis G. Schmal	77,814,426	59,868	3,336,547

William J. Febbo	77,792,465	81,829	3,336,547

Jeffrey M. Soinski	77,814,426	59,868	3,336,547

Patrick W. O’Brien	77,788,331	85,963	3,336,547

Robert Ward	77,799,465	74,829	3,336,547

Final voting results for each director, after giving effect to the Voting Agreement described above, are below.

Proposal 1 Directors After Giving Effect to Voting Agreement

Director Candidate	Votes For	Votes Withheld	Broker Non-Votes

D. Jonathan Merriman	77,818,772	55,522	3,336,547

Ronald L. Chez	77,764,540	109,754	3,336,547

Dennis G. Schmal	77,794,117	80,177	3,336,547

William J. Febbo	77,764,540	109,754	3,336,547

Jeffrey M. Soinski	77,794,117	80,177	3,336,547

Patrick W. O’Brien	77,760,406	113,888	3,336,547

Robert Ward	77,774,079	100,215	3,336,547

Proposal 2.          Ratification of the Selection of Independent Registered Public Accounting Firm for Fiscal Year 2013

Stockholder voted to ratify the selection of Marcum LLP as our independent registered public accounting firm for fiscal year 2013.  Voting results, before giving effect to the Voting Agreement described above, are below.

	Votes For	Votes Against	Abstain	Broker Non-Votes

Proposal 2 Before Giving Effect to Voting Agreement	80,599,472	607,877	3,492	0

Stockholder voted to ratify the selection of Marcum LLP as our independent registered public accounting firm for fiscal year 2013.  Voting results, after giving effect to the Voting Agreement described above, are below.

	Votes For	Votes Against	Abstain	Broker Non-Votes

Proposal 2 After Giving Effect to Voting Agreement	80,408,360	798,989	3,492	0

Proposal 3.          Advisory, Nonbinding Vote On Executive Compensation

Stockholder voted to approve the following resolution, on an advisory, non-binding basis:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

Voting results, before giving effect to the voting Agreement described above, are below.

	Votes For	Votes Against	Abstain	Broker Non-Votes

Proposal 3 Before Giving Effect to Voting Agreement	77,323,946	513,492	36,856	3,336,547

Voting results, after giving effect to the voting Agreement described above, are below.

	Votes For	Votes Against	Abstain	Broker Non-Votes

Proposal 3 After Giving Effect to Voting Agreement	77,144,538	692,900	36,856	3,336,547

Proposal 4.          Advisory, Nonbinding Vote On The Frequency Of An Advisory Vote On Executive Compensation

Stockholders were asked to vote, on an advisory, non-binding basis, on the frequency of with which the Company should hold an advisory, non-binding vote on executive compensation. Possible votes were one year, two years, three years or abstain from voting.

Voting results, before giving effect to the Voting Agreement described above, are below.

	1 Year	2 Year	3 Year	Abstain

Proposal 4 Before Giving Effect to Voting Agreement	19,623,861	899	58,212,217	37,327

Voting results, after giving effect to the Voting Agreement described above, are below.

	1 Year	2 Year	3 Year	Abstain

Proposal 4 After Giving Effect to Voting Agreement	26,021,046	1,192	51,802,570	37,327

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merriman Holdings, Inc.

Date: January 6, 2014	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman
Chief Executive Officer